Exhibit 3.30

BYLAWS OF Wiregrass Telcom, Inc.

ARTICLE ONE

The registered office of the corporation is located at 30 South Court Square, Ozark, Alabama.

ARTICLE TWO

SHAREHOLDERS’ MEETING

All meetings of the shareholders shall be held at the registered office of the corporation, or any other place within or without the State of Alabama as may be designated for that purpose from time to time by the Board of Directors.

Time of Annual Meetings

The Annual meetings of the shareholders shall be held each year at 3:00 o’clock, P.M., on the third Tuesday of January.  If this day falls on a legal holiday, the annual meeting shall be held at the same time on the next following business day thereafter.

Notice of Meeting

Written notice stating the place, day, and hour of the meeting and, in case of special meeting, the general nature of the business to be transacted, shall be delivered not less than ten (10) nor more than forty (40) days before the date of the meeting, or in case of a merger or consolidation, not less than twenty (20) nor more than forty (40) days before the date of matter, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer of persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail addressed to the shareholder at his address as it appears on the books of the corporation or as supplied by him to the corporation for the purpose of notice, with postage thereon prepaid.

Special Meetings

Special meetings of the shareholders may be called at any time by the President, or by the Board of Directors, or by one (1) or more shareholders, holding not less than one-half (1/2) of all the outstanding shares.

Quorum

A majority of the outstanding shares constitutes a quorum for the transaction of business. Business may be continued after withdrawal of enough shareholders to leave less than a quorum.

Voting

Only persons in whose names shares appear on the share transfer books of the corporation on the date on which notice of the meeting is mailed shall be entitled to vote at such meeting,

unless some other day is fixed by the Board of Directors for the determination of shareholders of record, but such date shall be not less than ten (10) days nor more than sixty (60) days before the date of the meeting, or in the case of a merger or consolidation, not less than twenty (20) days nor more than sixty (60) days before the date of the meeting. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote, except that in air elections for Directors, every shareholder shall have the right to vote; in person or by proxy, for the number of shares owned by him, for as many persons as there are directors to be elected, or to cumulate said shares, and give one candidate as many votes as the number of directors multiplied by the number of his shares shall equal, or to distribute them on the same principle among as may candidates as he shall think fit.

Proxies

At all meetings, any shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.  No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

Consent of Absentees

No defect in the noticing of a shareholders’ meeting will affect the validity of any action at the meeting if a quorum was present, and if each shareholder entitled to notice signs a written waiver, consents, or approvals are filed with the corporate records or made a part of the minutes of the meeting. In the case of special shareholders’ meeting, the waiver of notice must contain the purpose of the meeting and the business [to be] transacted thereat.

Action Without Meeting

Any action, which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE THREE

DIRECTORS

Powers

The Directors shall act only as a board and an individual Director shall have no power as such.  The business and affairs of the corporation shall be managed by the Board of Directors, subject, however, to such limitations as are imposed by law, the articles of incorporation, or these bylaws, as to actions to be authorized or approved by the shareholders.  The Board of Directors may, by contract or otherwise, give general or limited or special power and authority to the officers and employees of the corporation to transact the general business, or any special business, of the corporation to transact any special business requiring such authorization.

Qualification of Directors

The Directors shall be shareholders of this corporation.

Election and Term of Office

The Directors shall be elected annually by the shareholders, and shall hold office until the next succeeding annual meeting and until their successor are elected and shall qualify.

Regular Meetings

Regular meetings of the Board of Directors shall be held, without call or notice, immediately following each annual meeting of the shareholders of this corporation, and at such other times as the Directors may determine.

Special Meetings - Call and Notice

Special meetings of the Board of Directors for any purpose shall be called at any time by the President. Written notices of the special meeting, stating the time, and in general terms, the purpose or purposes thereof, shall be mailed or telegraphed or personally delivered to each Director not later than three (3) days before the day appointed for the meeting.

Quorum

A majority of the Directors in office shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Board Action Without Meeting

Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors and filed with the Secretary of the corporation.

Compensation

Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board.

ARTICLE FOUR

OFFICERS

Title and Appointment

The officers of the corporation shall consist of a President, one Vice President, a Secretary, a Treasurer, and such other officers and assistant officers as the Board of Directors shall from time to time determine.  Any office may be held by the same person.  All officers shall be elected by and hold office at the pleasure of the Board of Directors, which shall fix the compensation and tenure of all officers.

Powers and Duties of Officers

The officers of the corporation shall have such powers and duties as may from time to time be determined by resolution of the Board of Directors.

ARTICLE FIVE

EXECUTION OF INSTRUMENTS

The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitations, except where otherwise provided by law, and such execution or signature shall be binding upon the corporation.

ARTICLE SIX

ISSUANCE AND TRANSFER OF SHARES

Certificates for Paid and Unpaid Shares

Certificates for shares of the corporation shall be issued only when fully paid.

Replacement of Certificates

No new certificates shall be issued until the former certificate for the shares represented thereby shall have been surrendered or cancelled, except in the case of lost or destroyed certificates for which the Board of Directors may order new certificates to be issued upon such terms, conditions, and guarantees as the Board may see fit to impose, including the filing of sufficient indemnity.

ARTICLE SEVEN

RECORDS AND REPORTS

Inspection of Books and Records

All books and records provided for by statute shall be open to inspection of the shareholders from time to time and to the extent expressly provided by statute, and not otherwise. The Directors may examine such books and records at all times.

ARTICLE EIGHT

AMENDMENT OF BYLAWS

The power to make, alter, amend, or repeal the bylaws is vested in the Board of Directors except to the extent that such power is reserved to the shareholders by statute.

Signature and Certification

I certify that the foregoing are the true and correct bylaws [together with all amendments thereto] of Wiregrass Telcom, Inc., an Alabama corporation

Dated:                          , 1999.

Norman McCaffey
Secretary